Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	M. Keith Waddell
Vice Chairman, President and
Chief Financial Officer
(650) 234-6000

ROBERT HALF INTERNATIONAL INC. REPORTS REVENUES AND EARNINGS

FOR THE THIRD QUARTER OF 2004

MENLO PARK, California, October 21, 2004—Robert Half International Inc. (NYSE symbol: RHI) today reported revenues and earnings for the third quarter ended September 30, 2004.

For the quarter ended September 30, 2004, net income was $43.1 million or $.24 per share, on revenues of $708.0 million. Net income for the prior year’s third quarter was $4.8 million or $.03 per share, on revenues of $501.1 million. The $.24 income per share reported for the third quarter of 2004 includes $.06 income per share for the company’s Protiviti® subsidiary.

For the nine months ended September 30, 2004, net income was $90.9 million or $.52 per share, on revenues of $1.9 billion. For the nine months ended September 30, 2003, net income was $1.5 million or $.01 per share, on revenues of $1.5 billion.

“We were pleased with the performance of our staffing operations and Protiviti during the quarter,” said Harold M. Messmer, Jr., chairman and CEO of Robert Half International Inc. “Overall revenues for the company rose 41 percent year over year and 10 percent sequentially.

“We estimate that 15 to 20 percent of our consolidated revenues related directly to Sarbanes-Oxley Act compliance work, which continued to grow significantly during the quarter,” Messmer said. “The remaining 80 to 85 percent of revenues reflected organic gains of more than 20 percent on a year-over-year basis. This broad-based improvement was particularly noteworthy in our Accountemps, OfficeTeam and Robert Half Technology staffing divisions.”

Commenting on the company’s Protiviti division, Messmer said: “Protiviti built tremendous momentum, surpassing the $100-million revenue milestone for the quarter. This business has demonstrated its ability to deliver its suite of consulting services in highly sought-after specialty areas such as internal audit co-sourcing and outsourcing, business-process improvement, business continuity, information technology audit security, and many other areas.”

Robert Half International management will conduct a conference call today at 5 p.m. EDT to discuss the quarterly financial results. The dial-in number is 800-857-9600 (+1-517-308-9001 outside the United States) and the passcode is “Robert Half International.” A taped recording of this call will be available for replay beginning at approximately 8 p.m. EDT today and ending at 8 p.m. EDT on October 27, 2004. The dial-in number for the replay is 866-495-2424 (+1-203-369-1761 outside the United States). The conference call will also be archived in audio format on the company’s website at www.rhi.com.

Founded in 1948, Robert Half International Inc. (RHI) is the world’s first and largest specialized staffing firm. RHI is a recognized leader in professional staffing and consulting services and is the parent company of Protiviti (www.protiviti.com), a leading independent internal audit and risk consulting firm.

The company’s specialized staffing divisions include Accountemps®, Robert Half® Finance & Accounting and Robert Half® Management Resources, for temporary, full-time and project professionals, respectively, in the fields of accounting and finance; OfficeTeam®, for highly skilled temporary administrative support personnel;

Robert Half® Technology, for information technology professionals; Robert Half® Legal, for legal personnel; and The Creative Group®, for advertising, marketing and web design professionals. RHI serves its clients and candidates through more than 330 offices worldwide and through online job search services at its divisional websites, all of which can be accessed at www.rhi.com.

Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that may affect the company’s future operating results or financial positions. These statements may be identified by words such as “estimate”, “forecast”, “project”, “plan”, “intend”, “believe”, “expect”, “anticipate”, or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements.

These risks and uncertainties include, but are not limited to, the following: changes in levels of unemployment and other economic conditions in the United States or foreign countries where the company does business, or in particular regions or industries; reduction in the supply of candidates for temporary employment or the company’s ability to attract candidates; the entry of new competitors into the marketplace or expansion by existing competitors; the ability of the company to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions; the impact of competitive pressures, including any change in the demand for the company’s services, on the company’s ability to maintain its margins; the possibility of the company incurring liability for its activities, including the activities of its temporary employees, or for events impacting its temporary employees on clients’ premises; the success of the company in attracting, training, and retaining qualified management personnel and other staff employees; whether governments will impose additional regulations or licensing requirements on personnel services businesses in particular or on employer/employee relationships in general; whether there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; and litigation relating to prior or current transactions or activities, including litigation that may be disclosed from time to time in the company’s SEC filings.

Additionally, with respect to Protiviti, other risks and uncertainties include the fact that future success will depend on its ability to retain employees and attract clients; significant costs and diversion of management time could be incurred in integrating key personnel into Protiviti; there can be no assurance that there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; failure to produce projected revenues could adversely affect financial results; and possible involvement in litigation relating to prior or current transactions or activities.

Because long-term contracts are not a significant part of the company’s business, future results cannot be reliably predicted by considering past trends or extrapolating past results. The company undertakes no obligation to update information contained in this release.

A copy of this press release is available at www.rhi.com.

ATTACHED:	Summary of Operations

Supplemental Financial Information

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUMMARY OF OPERATIONS

(in thousands, except per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
	(Unaudited)		(Unaudited)

Net service revenues	$707,987	$501,137	$1,921,499	$1,457,327
Direct costs of services	425,652	314,026	1,168,505	923,189

Gross margin	282,335	187,111	752,994	534,138

Selling, general and administrative expenses	212,155	176,097	602,263	524,007
Amortization of intangible assets	99	2,791	926	8,325
Interest income	(1,127)	(590)	(2,505)	(1,961)

Income before income taxes	71,208	8,813	152,310	3,767
Provision for income taxes	28,128	3,966	61,373	2,225

Net income	$43,080	$4,847	$90,937	$1,542

Diluted net income per share	$.24	$.03	$.52	$.01

Shares:
Basic	170,041	168,797	169,714	168,584
Diluted	176,636	173,694	176,234	172,140

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
	(Unaudited)		(Unaudited)
REVENUES:
Accountemps	$257,090	$206,068	$728,266	$612,692
OfficeTeam	149,024	127,814	426,153	373,002
Robert Half Technology	70,570	54,598	195,331	156,294
Robert Half Management Resources	95,277	50,988	245,397	152,567
Robert Half Finance & Accounting	35,768	23,599	98,935	69,930
Protiviti	100,258	38,070	227,417	92,842

Total	$707,987	$501,137	$1,921,499	$1,457,327

GROSS MARGIN:
Temporary and consultant staffing	$207,058	$154,107	$570,376	$453,594
Permanent placement staffing	35,768	23,599	98,935	69,930
Risk consulting and internal audit services	39,509	9,405	83,683	10,614

Total	$282,335	$187,111	$752,994	$534,138

OPERATING INCOME (LOSS):
Temporary and consultant staffing	$46,369	$11,428	$102,598	$29,843
Permanent placement staffing	4,353	505	12,609	1,233
Risk consulting and internal audit services	19,458	(919)	35,524	(20,945)

Total	$70,180	$11,014	$150,731	$10,131

SELECTED CASH FLOW INFORMATION:
Amortization of intangible assets	$99	$2,791	$926	$8,325
Depreciation expense	$11,883	$14,200	$36,525	$41,703
Capital expenditures	$9,902	$9,950	$23,102	$29,561
Open market repurchases of common stock (shares)	1,254	400	2,173	1,559

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	September 30,
	2004	2003
	(Unaudited)
SELECTED BALANCE SHEET INFORMATION:
Cash and cash equivalents	$412,572	$344,190
Accounts receivable, less allowances	$369,237	$236,078
Total assets	$1,141,768	$977,107
Current liabilities	$282,462	$209,126
Notes payable and other indebtedness, less current portion	$2,286	$2,361
Total stockholders’ equity	$853,825	$755,036